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                                                                    EXHIBIT 10.1


                              TERMINATION AGREEMENT
                               AND GENERAL RELEASE

         This Termination and General Release ("Agreement") is made and entered into by and between Edward J. Munden ("Executive") and DevX Energy, Inc., a Delaware corporation ("Company").

                                    RECITALS:

         WHEREAS, the Company has employed the Executive pursuant to the terms of that certain Employment Agreement dated as of November 10, 2000, between the Executive and the Company (the "Employment Agreement") that grants the Executive certain rights upon termination of the Executive's employment with the Company for certain reasons; and

         WHEREAS, the Executive and the Company have reached the following agreement relating to the Executive's employment with the Company, and the termination of that employment, and to provide a complete release of the Executive of any claims or causes of action he might have against the Company in connection with his employment by the Company and the termination of such employment;

         NOW THEREFORE, in consideration of the payments set forth below, and the mutual promises and actions contained herein, it is agreed as follows:

                                   AGREEMENT:

1. TERMINATION OF EMPLOYMENT AGREEMENT. Effective August 31, 2001 (the "Termination Date") the Executive's employment with the Company will terminate for failure to relocate, and the Executive will relinquish all officer and director positions, all other titles, and all authorities and employment with respect to the Company and all members of the Company Group (as defined below). As used herein, "Company Group" means the Company, and any entity that directly or indirectly controls, is controlled by, or is under common control with, the Company, and for purposes of this definition "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity, whether through the ownership of voting securities, by contract, or otherwise.

         Upon execution of this Agreement, the parties hereto agree that the Employment Agreement shall terminate and the terms and provisions of the Agreement shall supersede the Employment Agreement, provided, however, that the covenants and agreements set forth in Paragraphs 9, 13, and 14 of the Employment Agreement shall survive the termination of the Employment Agreement. In addition, certain terms and descriptions set forth in the Employment Agreement shall survive as referenced in this Agreement. Further, the terms of the October 2000 Indemnity Agreement between Executive and Company shall remain in full force and effect.

2. PAYMENTS AND BENEFITS RELATING TO EXECUTIVE'S TERMINATION. As a result of the Executive's termination for failure to relocate, the Executive shall receive the following payments and benefits.

         (a) Separation Payment. As a result of Executive's termination for failure to relocate, and subject to the provisions of, and in consideration of the Executive's agreement to comply with the terms of, this Agreement, the Company shall pay to the Executive in a lump sum payment within 30 days after the Termination Date the aggregate of the following amounts:

                  (i) $189,853.00 which comprises the sum of the Executive's unpaid Base Salary through November 6, 2001 and a prorated share of the Executive's Highest Annual Bonus of $150,000 for the Company's current fiscal year and the value of Executive's four weeks of accrued but unpaid vacation through November 6, 2001; and

                  (ii) $390,000.00 which represents an amount equal to the sum of the Executive's Base Salary and the Executive's Highest Annual Bonus of $150,000 for the Company's current fiscal year.

         (b) Welfare Benefit Payment. Company will pay Executive the current day value of the cash equivalent of current disability, life and family health benefits through November 6, 2004 in the amount of $25,000.00. Executive acknowledges and agrees that, because he is a Canadian resident and citizen, no member of the Company Group is required to maintain, pay for or provide continuation coverage for healthcare or any other benefit programs for or on account of Executive pursuant to COBRA. Executive also acknowledges and agrees that as of the Termination Date, the Company Group will no longer provide Executive with any life insurance, health insurance or any other welfare benefits.

         (c) Change of Control Payment. In the event of a Change of Control as defined in Paragraph 10 of the Employment Agreement on or before March 31, 2003, the Company shall pay Executive or Executive's designee an additional lump sum cash payment in the amount of $780,000.00 which represents two times the combined value of the Executive's Base Salary and the Executive's Highest Annual Bonus of $150,000. Such payment shall be made at the same time and in the same manner as other executives of the Company receiving similar payments.

         (d) Cancellation of Incentive Stock Options. The grant under the Company's 1997 Incentive Equity Plan of incentive stock options to purchase 240,000 shares of Common Stock at an exercise price of $7.00 per share made by the Company to Executive pursuant to the terms and conditions of that certain Incentive Stock Option Agreement dated October 2000 is hereby canceled.


TERMINATION AGREEMENT AND GENERAL RELEASE                                 PAGE 2

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         (e) Issuance of Warrant. Immediately upon execution of this Agreement, the Company shall issue to Executive a Warrant duly authorized by the Company's Board of Directors granting Executive the right to purchase 240,000 shares of Common Stock at an exercise price of $7.00 at any time prior to September 27, 2003, subject to the same vesting schedule provided in the Warrant. All shares of Common Stock underlying the Warrant shall be registered with the Securities Exchange Commission as soon as practical under the Securities Act of 1933, as amended. A form of the Warrant is attached hereto as Exhibit A. The shares of Common Stock underlying the Warrant may be registered in the same time frame that the Company registers other Options available to its executives, if applicable.

         (f) Outplacement Services. The Company shall provide the Executive with outplacement services the scope and provider of which shall be selected by the Executive in the Executive's sole discretion, but in no event shall the cost of such outplacement service exceed $10,000.00.

         (g) Other Benefits. Through November 10, 2002, the Company shall provide to the Executive tax and financial planning services, and a one-time payment of $11,086.00 which represents Executive's current day value of a car allowance, at the same level and on the same terms as are provided to the Executive's peer executives of the Company and parking fees for the stated time period.

3. RETURN OF COMPANY PROPERTY. The Executive has returned (or, within 10 days of executing this Agreement, will return) to the Company all of its real and intellectual property, including all Confidential Information described in Paragraph 9 of the Employment Agreement, except Executive will retain a cell phone, Palm organizer, laptop computer, and home office equipment (fax, computer, and printer).

4. CONSULTING AGREEMENT. If the Company deems such an arrangement appropriate, Executive will agree to provide consultant services for up to six (6) months. In his capacity as a consultant, Executive shall be available to answer questions by telephone or otherwise provide information to the Company, its successors, assigns, employees, agents or representatives. In no event shall such services exceed one (1) hour per week. The Company agrees to reimburse the Executive for reasonable out-of-pocket expenses incurred by the Executive in connection with the performance of such services.

5. CONFIDENTIALITY. NON-COMPETE AND NON-SOLICITATION.

         (a) For the purposes of this Agreement, Confidential Information shall mean all trade secrets and all written, computer readable or other tangible forms of information, documents, memoranda, or other materials prepared by or on behalf of any of the Company Group, or the business, properties and assets thereof, including, without limitation, production reports, reserve reports, exploration programs or targets, work-over programs, capital expenditures, proposed or ongoing property acquisitions or divestments, employee lists and evaluation


TERMINATION AGREEMENT AND GENERAL RELEASE                                 PAGE 3
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         reports and financial and performance reports, plans or projections.
         Confidential Information does not include information that becomes generally available to the public other than as a result of unauthorized disclosure by the Executive. All Confidential Information which has or will come into Executive's possession shall be deemed to be confidential and proprietary to the Company and its sole and exclusive property. Executive agrees that he will not divulge to any other party any Confidential Information, except as may be required by law or as may be directed by the Company. Additionally, Executive agrees that upon Executive's termination of employment, Executive shall promptly return to the Company Group any and all Confidential Information that is in Executive's possession.

         (b) Non-Compete Agreement. Until November 10, 2002, the Executive shall not directly or indirectly engage in the business of the acquisition of oil and natural gas reserves or of the production, exploration, development and exploitation of oil and natural gas reserves, or any other business in which any member of the Company Group is directly or indirectly engaged as of the Termination Date; or any other business in which any member of the Company Group directly or indirectly engages during the term of the Agreement; provided, however, that the restriction in this Section 5 shall apply only to the reasonable and limited geographic area consisting of a 5 mile radius of the fields or leases described on Exhibit B hereto. For purposes of this Section 5, the Executive shall be deemed to engage in a business if he directly or indirectly, engages or invests in, owns, manages, operates, controls or participates in the ownership, management, operation or control of, is employed by, associated or in any manner connected with, or renders services or advice to, any business engaged in any of the above-described activities; provided, however, that the Executive may invest in the securities of any enterprise (but without otherwise participating in the activities of such enterprise) if (x) such securities are listed on any national or regional securities exchange or have been registered under Section 12(g) of the Securities Exchange Act of 1934 and (y) the Executive does not beneficially own (as defined Rule 13d-3 promulgated under the Securities Exchange Act of 1934) in excess of 5% of the outstanding capital stock of such enterprise;

                  The Executive agrees that if a court of competent jurisdiction determines that the length of time or any other restriction, or portion thereof, set forth in this Section 5(b) is overly restrictive and unenforceable, the court may reduce or modify such restrictions to those which it deems reasonable and enforceable under the circumstances, and as so reduced or modified, the parties hereto agree that the restrictions of this Section 5(b) shall remain in full force and effect. The Executive further agrees that if a court of competent jurisdiction determines that any provision of this Section 5(b) is invalid or against public policy, the remaining provisions of this
         Section 5(b) and the remainder of this Agreement shall not be affected thereby, and shall remain in full force and effect.

         (c) The Executive further agrees that at no time prior to May 10, 2003 will he either directly or indirectly, solicit any employee of the Company to (x) accept employment, whether permanent or temporary, with the Executive or any business entity which competes with


TERMINATION AGREEMENT AND GENERAL RELEASE                                 PAGE 4
         and/or provides services similar to the Company and with which the Executive is associated in any manner, or (y) to terminate such employee's employment with the Company.

         (d) The Executive acknowledges that the restrictions contained in this Section (the "Restrictions"), in view of the nature of the business in which the Company is engaged, are reasonable and necessary in order to protect the legitimate interests of the Company, and that any violation thereof would result in irreparable injury to the Company, and the Executive therefore further acknowledges that, in the event the Executive violates, or threatens to violate, any of such Restrictions, the Company shall be entitled to obtain from any court of competent jurisdiction, without the posting of any bond or other security, preliminary and permanent injunctive relief as well as damages and an equitable accounting of all earnings, profits, and other benefits arising from such violation, which rights shall be cumulative and in addition to any other rights or remedies in law or equity to which the Company or any affiliate or subsidiary of the Company may be entitled. If the Executive violates any of the Restrictions, the restricted period shall not run in favor of the Executive from the time of commencement of any such violation until such time as such violation shall be cured by the Executive to the satisfaction of the Company. If any Restriction, or any part thereof, is determined in any judicial or administrative proceeding to be invalid or unenforceable, the remainder of the Restrictions shall not thereby be affected and shall be given full effect, without regard to the invalid provisions. If the period of time or scope of activity in the Restrictions should be adjudged unreasonable in any judicial or administrative proceeding, then the court or administrative body shall have the power to reduce the period of time or the scope covered and, in its reduced form, such provision shall then be enforceable and shall be enforced.

6. RELEASE BY THE EXECUTIVE. In consideration for the Company's promises provided herein, the Executive hereby releases, acquits, and forever discharges the Company, its owners, predecessors, successors, assigns, agents, directors, officers, employees, representatives, attorneys, divisions, subsidiaries, affiliates, and all persons acting by, through, under or in concert with any of them, from any and all charges, complaints, claims, controversies, demands, rights, disputes, and causes of action of any nature whatsoever, known or unknown, asserted or unasserted, accrued or not accrued, arising prior to or existing at the Termination Date which the Executive may have or claim to have against any of the persons or entities released regarding any matter.

         This Release includes, but is not limited to, any claim or cause of action involving securities or securities transactions or for discrimination under Title VII of the Civil Rights Act of 1964, the Texas Commission on Human Rights Act, the Age Discrimination in Employment Act, and the Americans With Disabilities Act. It also includes any other statutory or common law cause of action providing rights for employees against their employers.

7. RELEASE BY THE COMPANY. In consideration for the Executive's promises provided herein, the Company Group hereby releases, acquits, and forever discharges Employee, his heirs, assigns, and


TERMINATION AGREEMENT AND GENERAL RELEASE                                 PAGE 5
all persons acting by, through, under or in concert with any of them, from any and all charges, complaints, claims, controversies, demands, rights, disputes, and causes of action of any nature whatsoever, known or unknown, asserted or unasserted, accrued or not accrued, arising prior to or existing at the Termination Date which the Company Group may have or claim to have against any of the persons or entities released regarding any matter.

8. NO MITIGATION. The Executive shall not be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement, and such amounts shall not be reduced whether or not the Executive obtains other employment.

9. WITHHOLDING TAXES AND REPORTING. The Executive recognizes that the payments and benefits provided under this Agreement may result in taxable income to him which the Company and its affiliates will report to the appropriate taxing authorities. The Company may withhold from any amounts payable under this Agreement such federal, state, local, or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.

10. COSTS AND EXPENSES ASSOCIATED WITH AGREEMENT. The Company agrees to pay as incurred, up to $13,000.00 in costs and expenses (including attorney's or accountant's fees) that the Executive, or the Executive's heirs or legal representatives, may reasonably incur as a result of obtaining advice concerning the legal, financial, and/or tax implications of the terms of this Agreement and the terms of the Employment Agreement.

11. COSTS AND EXPENSES IN EVENT OF CONTEST. The Company agrees to pay as incurred, up to $30,000.00 in costs and expenses (including attorney's fees) that the Executive, or the Executive's heirs or legal representatives, have or may reasonably incur relating to or arising out of this Agreement including, but not limited to, as a result of any contest (regardless of the outcome thereof) by the Company, the Executive, or others of the validity or enforceability of, or liability under, any provision of this Agreement, or any guarantee of performance thereof (including as a result of any contest by the Executive, or the Executive's heirs or legal representatives, about the amount of any payment pursuant to the Agreement), plus in each case interest on any delayed payment at the applicable federal rate provided for in Section 7872(f) of the Code.

12. EXECUTIVE'S DEATH OR DISABILITY. In the event of the Executive's death or disability, the payments and benefits as set forth in paragraphs 2(a), (c) and
(g), to the extent not previously paid, shall be paid to the Executive's estate or beneficiary under the terms provided thereunder. In addition, the Welfare Benefits provided under paragraph 2(b) shall be timely provided or paid to the Executive's family in accordance with the terms of paragraph 2(b).

13. NO ADMISSION. This Agreement shall not in any way be construed as an admission by the Company or the Executive of any unlawful act whatsoever against the other or any other person. Except to the extent provided herein, the Company specifically disclaims any liability to or


TERMINATION AGREEMENT AND GENERAL RELEASE                                 PAGE 6
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discrimination against the Executive or any other person on the part of itself, its employees, or its agents. The Executive specifically disclaims any liability to the Company Group or any other person on the part of himself, his heirs, or assigns.

14. CONFIDENTIALITY. The Executive and the Company specifically agree that they will neither now or at any time in the future disclose or cause to be disclosed the terms of this Agreement except (i) to their legal, tax and/or financial advisors; (ii) to the Executive's immediate family; (iii) to the Company's officers and directors; (iv) as required to enforce the provisions herein; or
(v) as otherwise required by applicable law. The Company and the Executive shall not in any way cooperate or lend assistance to any parties that are now, or may in the future be, involved in legal proceedings adverse to the Company or the Executive except as may be required by applicable law or with regard to claims brought by the Company or the Executive relating to or arising out of this Agreement.

15. PRESS RELEASE. If the Company issues a press release regarding Executive's termination, such press release shall be provided to Executive prior to issuance for Executive's review and comment.

16. COOPERATION. The parties agree to cooperate with each other in resolving or pursuing any litigation or administrative proceedings involving any matters with which Executive was involved during Executive's employment with the Company or his relationship or position with any and all members of the Company Group.

17. MISCELLANEOUS PROVISIONS.

         (a) Assignment of Agreement. The Executive represents that he has not transferred or assigned, or purported to assign or transfer, to any person or entity any claim involving the Company or any portion thereof or interest therein. Any assignment in violation of the foregoing shall be null and void. Subject to the foregoing, this Agreement shall extend to, be binding upon, and inure to the benefit of the parties hereto and their heirs, representatives, successors, and assigns. In the event that there shall occur any transaction involving a Change of Control of the Company, then the Company shall cause the party acquiring control of the Company to assume the obligations of the Company under this Agreement. Such assumption shall be made in writing in form and substance reasonably satisfactory to the Executive.

         (b) Severability. If any provision of this Agreement is or may be held by a court of competent jurisdiction to be invalid, void, or unenforceable to any extent, the validity of the remaining parts, terms, or provisions of this Agreement shall not be affected thereby, and such illegal or invalid part, term, or provision shall be deemed not to be part of this Agreement. The remaining provisions shall nevertheless survive and continue in full force and effect without being invalidated in any way.


TERMINATION AGREEMENT AND GENERAL RELEASE                                 PAGE 7

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         (c) Entire Agreement. This Agreement sets forth the entire agreement between the parties and there are no other agreements or understandings other than those set out or specifically referenced in this Agreement.

         (d) Waiver. Any term or condition of this Agreement may be waived at any time by the party hereto which is entitled to have the benefit thereof, but such waiver shall only be effective if evidenced by a writing signed by such party, and a waiver on one occasion shall not be deemed to be a waiver of the same or any other type of breach on a future occasion. Unless there are specified times for performance or forbearance herein, no failure or delay by a party hereto in exercising any right or power hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right or power.

         (e) Texas Law. This Agreement is made within the State of Texas and shall in all respects be interpreted, enforced, and governed under the laws of the State of Texas, and shall in all cases be construed as a whole (according to its fair meaning, and not strictly for or against any of the parties).

         (f) Counterparts. This Agreement may be executed in counterparts, each of which shall be construed as an original for all purposes, but all of which taken together shall constitute one and the same Agreement.

18. SEPARATE COUNSEL. The Executive is advised by the Company that before he signs this Agreement he should consult with an attorney.

19. 21 DAYS TO SIGN; 7-DAY REVOCATION PERIOD. By signing below, Executive confirms that he: (1) has read this Agreement carefully; (2) has been given a period of at least twenty-one (21) days to consider and review this Agreement;
(3) is aware of his right to consult with legal counsel and acknowledges that he has had ample opportunity to do so if he chose; and (4) understands all of the provisions contained in this Agreement. The Executive further understands that he may revoke this Agreement at any time during the seven (7) days after signing it, and that this Agreement shall not become effective until the seven (7) day revocation period has passed.


TERMINATION AGREEMENT AND GENERAL RELEASE                                 PAGE 8

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Signed this 30th day of August, 2001.
            ----

                                      EXECUTIVE


                                      /s/ Edward J. Munden
                                      -----------------------------------------
                                      Edward J. Munden


         BEFORE ME, a Notary Public, on this day personally appeared Edward J. Munden, known to me to be the person whose name is subscribed on the foregoing instrument and acknowledged to me that he executed the same for the purposes and consideration therein expressed.

         Given under my hand and seal of office this 30th day of August, 2001.
                                                     ----        ------


                                       /s/ Brian J. Barr
                                       -----------------------------------------
                                       Notary Public Signature
                                       /s/ being a solicitor
[SEAL]

                                       My Commission Expires:
                                                             -------------------



TERMINATION AGREEMENT AND GENERAL RELEASE                                 PAGE 9

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                                DEVX ENERGY, INC.

                                By: /s/ Joseph Williams
                                    -------------------------------------------
                                Name: Joseph Williams
                                     ------------------------------------------
                                Title: Chairman of the Board
                                      -----------------------------------------

STATE OF TEXAS    )
                  )
COUNTY OF DALLAS  )

         BEFORE ME, a Notary Public, on this day personally appeared Joseph Williams , known to me to be the person whose name is subscribed on the foregoing instrument and acknowledged to me that the same was the act of DevX Energy, Inc., and that he has executed the same for the purposes and consideration therein expressed, and in the capacity therein stated.

         Given under my hand and seal of office this 31st day of August, 2001.
                                                     ----        ------

                                 /s/ Nancy DeVinny
                                 ----------------------------------------------
                                 Notary Public Signature

[SEAL]
                                 My Commission Expires:
                                                       ------------------------